Exhibit 99.1

Press Release	Source: API Technologies Corp.

API Technologies Reports Second Quarter and Six Months Financial Results

Q2 Revenues of $25.9 million with Six Months Revenues of $55.0 million

RONKONKOMA, NY - (PRNewswire) – January 14, 2011 - API Technologies Corp. (OTCBB:ATNYD), a provider of highly engineered products and services to the global defense sector, today announced second quarter and six months financial results for the period ending November 30, 2010.

Financial Highlights for the Second Quarter Ended November 30, 2010

•	Revenue was $25.9 million, a 118% increase from $11.9 million in the same quarter of fiscal 2010;

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Gross profit was $6.4 million compared to $2.8 million in the previous year’s second quarter; Excluding restructuring charges, non-GAAP gross profit in the second quarter of 2010 would have been $6.9 million;

•	Gross margin was 24.9% as compared to 23.6% in the comparative 2010 quarter. Excluding restructuring charges, non-GAAP gross margin would have been 26.6% in the second quarter;

•	Adjusted EBITDA was $1.9 million as compared to a loss of $0.1 million in the previous year’s quarter;

•	Net loss was $1.7 million as compared to $1.9 million in the previous year’s quarter. Net loss in this quarter includes $1.4 million in restructuring costs;

•	Balance sheet with approximately $5.8 million in cash and marketable securities; and

•	Consolidated backlog as at November 30, 2010 of $53.6 million.

Financial Highlights for the Six Months Ended November 30, 2010

•	Revenue was $55.0 million, a 163% increase from $20.9 million in the same period of fiscal 2010;

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Gross profit was $13.4 million compared to $5.0 million in the same period of the previous year. Excluding restructuring charges, non-GAAP gross profit in the first six months of fiscal 2011 would have been $14.1 million;

•	Gross margin was 24.3% as compared to 23.9% in the comparative 2010 quarter. Excluding restructuring charges, non-GAAP gross margin would have been 25.7% in the first six months of fiscal 2011;

•	Adjusted EBITDA was $4.7 million as compared to a loss of $0.5 million in the comparable period of the previous year; and

•	Net loss was $1.0 million as compared to $2.7 million in the comparable period of the previous year. Net loss in fiscal 2011 includes $2.3 million in restructuring costs;

Operating Highlights

•	In November, API Technologies announced that it received a new $1 million order for its National Hybrid™ custom hybrid products;

•	In October, API announced that it received a $1 million order for MIL-STD-1553 transceivers to be used by a Fortune 50 company in its line of military avionics equipment;

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In October, API announced a new $1.7 million order from Raytheon Space and Airborne Systems (SAS) to supply engineering services and assemblies for the radar system incorporated within the Bell-Boeing V-22 Osprey aircraft;

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In October, API announced that the U.S. Army awarded the Company a $22 million, five-year indefinite delivery, indefinite quantity (IDIQ) contract with additional one-year option to supply the Night Vision Electronic Systems Test Set;

•	In September 2010, API announced that it received $2.7 million in new orders from a global Fortune 50 Company to provide circuit card systems;

•	In September 2010, API announced that it was honored as a recipient of the prestigious Three Star Supplier Excellence Award by Raytheon Space and Airborne Systems; and

•	In September, API announced that it received $2.7 million in new orders from a global Fortune 50 Company to provide circuit card systems for products used by U.S. government agencies.

Subsequent Events

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In January, API announced that it signed a definitive merger agreement with an affiliate Vintage Capital Management LLC (“Vintage”) to acquire SenDEC Corporation (“SenDEC”), a leading defense electronics manufacturing services company headquartered in Fairport, NY.

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In December, API announced that it has effected a one-for-four reverse stock split of the Company’s outstanding common shares and exchangeable shares, approved by the Company’s shareholders on October 7, 2010;

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In December, API announced that it booked $38.2 million in new orders for its second quarter ended November 30, 2010, including $26.4 million booked in the month of November, representing the biggest sales month and quarter in the Company’s history; and

•	In December, API announced that it was awarded a $3.9 million (£2.5 million), two-year contract to provide secure communications equipment for use in ground stations and mobile platforms.

About API Technologies Corp.

The Company, through its subsidiaries, is a prime contractor in engineered systems, components and secure communications to the global defense and aerospace industry. API Technologies’ customers include the governments of the U.S., Canada, the United Kingdom, NATO and the European Union, as well as many of the leading Fortune 500 companies. The Company is engaged in providing innovative design, engineering and manufacturing solutions to its customers. API Technologies trades on the OTC Bulletin Board under the symbol ATNYD. For further information, please visit the company website at www.apitechnologies.com.

(1) In this press release, API has provided a non-GAAP financial measure for (i) gross profit to reflect its financial results without restructuring charges, (ii) gross margin to reflect its financial results without restructuring charges, and (iii) adjusted EBITDA (Earnings before interest, taxes, depreciation and amortization), excluding discontinued operations, restructuring charges, acquisition charges and stock-based compensation expenses and certain special income items. Management believes the non-GAAP presentations provide investors an additional analytical tool for understanding the Company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business. These are not recognized measures under US GAAP, do not have a standardized meaning, and are unlikely to be comparable to similar measures used by other companies. Accordingly, investors are cautioned that these non-GAAP measures should not be construed as an alternative to net earnings or loss determined in accordance with GAAP as an indicator of the financial performance of the Company or as a measure of the Company’s liquidity and cash flows. We expect our financial statements to continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

The following table reconciles second quarter and six months GAAP gross profit and gross margin to non-GAAP gross profit and gross margin excluding restructuring charges.

(in millions)

	3 months ended November 30, 2010	6 months ended November 30, 2010

Gross profit	$6.4	$13.4
Gross margin %	24.9%	24.3%

Restructuring charges	$0.5	$0.7

Non-GAAP gross profit	$6.9	$14.1
Non-GAAP gross margin %	26.6%	25.7%

The following table reconciles second quarter and six months GAAP net income (loss) to non-GAAP adjusted EBITDA from continuing operations.

(in millions)

	3 months ended November 30,		6 months ended November 30,
	2010	2009	2010	2009

GAAP net loss	$(1.7)	$(1.9)	$(1.0)	$(2.7)

Discontinued operations	$0.0	$0.8	$0.1	$1.8

Restructuring charges	$1.4	$0.0	$2.3	$0.0

Acquisition charges	$0.0	$0.6	$0.0	$1.1

Other special income item[1]	$0.0	$(0.5)	$(0.7)	$(1.9)

Depreciation	$0.5	$0.3	$0.8	$0.4

Amortization of note discounts	$0.3	$0.0	$0.5	$0.0

Stock-based compensation expense	$0.4	$0.4	$0.7	$0.6

Interest	$1.0	$0.2	$2.0	$0.2

Taxes	$0.0	$0.0	$0.0	$0.0

Non-GAAP adjusted EBITDA	$1.9	$(0.1)	$4.7	$(0.5)

[1]

The special item in 2011 is primarily due to a gain on the sale of a building in Ronkonkoma, NY, in 2010, primarily a gain on the Cryptek acquisition and a gain on sale of a building in Ottawa, Canada.

Safe Harbor for Forward-Looking Statements Except for statements of historical fact, the information presented herein constitutes forward-looking statements. All forward-looking statements are subject to certain risks, uncertainties and assumptions which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties, which are more fully described in the Company’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, include but are not limited to, general economic and business conditions, government regulations, our ability to integrate and consolidate our operations, our ability to expand our operations in both new and existing markets, and the effect of growth on our infrastructure. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. All information in this release is as of the date hereof. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact:

Investor Relations

Jonathan Pollack

Executive Vice President

API Technologies Corp.

1-877-API-0-API (1-877-274-0274)

investors@apitech.com